                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. 1)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            Saf T Lok Incorporated
                            ----------------------
               (Name of Registrant as Specified In Its Charter)

                                not applicable
                                --------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                            SAF T LOK INCORPORATED
                             32 West State Street
                          Sharon, Pennsylvania 16146


                               _______ __, 2001


To our Shareholders:

     You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Saf T Lok Incorporated. The Annual Meeting will be held on __________, 2001 at 1:00 p.m., Eastern Daylight Time, at the Radisson Hotel Sharon, Route 18 and Interstate 80, West Middlesex, Pennsylvania 16159.


     The official Notice of Meeting, Proxy Statement, and Proxy Card, are enclosed with this letter. The matters listed in the Notice of Meeting are described in the attached Proxy Statement. Also enclosed for your review is our Annual Report on Form 10-KSB, containing audited financial statements for the year ended December 31, 2000, as well as our Quarterly Report on Form 10-QSB, containing unaudited financial statements for the three and nine months ended September 30, 2001.


     The vote of every stockholder is important. Accordingly, we would appreciate it if you would cast your vote promptly by following the instructions on the enclosed proxy card.

     Thank you for your cooperation and support of Saf T Lok Incorporated.

                                    Sincerely,


                                    /s/  JAMES E. WINNER, JR.
                                    Chairman of The Board, President
                                    And Chief Executive Officer

                            SAF T LOK INCORPORATED
                             32 WEST STATE STREET
                               SHARON, PA  16146


                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON __________, 2001


To the Shareholders of Saf T Lok Incorporated:

     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders (the "Annual Meeting") of Saf T Lok Incorporated, a Florida corporation (the "Company"), will be held at 1:00 p.m., local time, on __________, 2001 at the Radisson Hotel Sharon, Route 18 and Interstate 80, West Middlesex, Pennsylvania 16159, for the following purposes:


     1. To elect seven members to the Company's Board of Directors to hold office until the Company's 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified;


     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 3,000,000 to 500,000,000;

     3. To consider and vote upon the adoption of the Company's proposed 2001 Equity Compensation Plan;

     4. To ratify the appointment of Goldberg Wagner & Jacobs LLP as independent auditors of the Company for the fiscal year ending _________________;


     5. To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

     All shareholders are cordially invited to attend; however, only shareholders of record at the close of business on ____________, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.


     A list of shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for a proper purpose during normal business hours at the offices of the Company for a period of at least ten days preceding the Annual Meeting.


     The Board of Directors unanimously recommends that you vote FOR the Board's nominees to serve as directors, and FOR Proposals Two through Four.

                                   By Order of the Board of Directors


                                   /s/ John F. Hornbostel, Jr.
                                    Secretary and General Counsel

Sharon, Pennsylvania
_______ __, 2001


     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                            SAF T LOK INCORPORATED



                      2001 ANNUAL MEETING OF SHAREHOLDERS
                                 TO BE HELD ON
                               ________________



                              ___________________


                                PROXY STATEMENT


                              ___________________


                                 INTRODUCTION


     The accompanying proxy is solicited by the Board of Directors (the "Board") of Saf T Lok Incorporated (the "Company," "we", "us" and similar terms) to be voted at the Annual Meeting of Shareholders to be held on ________________ (the "Annual Meeting"), and any adjournments thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specifications are indicated, the shares will be voted in accordance with the recommendation of the Board with respect to each matter submitted to the Company's shareholders for approval. Abstentions and broker non-votes will not be voted, but will be counted for determining the presence of a quorum.


     Any shareholder giving a proxy has the power to revoke it prior to its exercise by providing notice of revocation to the Company in writing, by voting in person at the Annual Meeting or by execution of a subsequent proxy; provided, however, that such action must be taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the vote is taken.

     The shares entitled to vote at the Annual Meeting consist of shares of the Company's Common Stock, with each share entitling the holder to one (1) vote. At the close of business on ____________, 2001, the record date for the Annual Meeting, there were issued and outstanding _________ shares of the Company's Common Stock. This Proxy Statement and the accompanying form of proxy are first being sent to shareholders on or about _______ __, 2001.






     The cost of preparing and mailing the enclosed proxy materials, which is estimated to be approximately $_________, will be borne by the Company. The Company may use the services of its officers and employees (who will receive no additional compensation) to solicit proxies. In addition to the use of the mails, proxies may be solicited by telephone, Mailgram, facsimile, telegraph, cable and personal interview. The Company intends to request banks and brokers holding shares of the Company's Common Stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. The Company will reimburse banks and brokers for their out-of-pocket expenses. If deemed appropriate by the Board of Directors, the Company may engage the services of a solicitation firm to aid in the solicitation of proxies.


     In June 2001, the Company effected a one-for-ten reverse split of its issued and outstanding Common Stock. All share and per share information in this Proxy Statement give retroactive effect to the reverse split.

     On January 22, 2001, the Company's then Chairman, Franklin W. Brooks, received the resignations of directors James Stanton and Dennis DeConcini. On February 6, 2001, directors William Schmidt and Jeffrey Brooks resigned. On February 6, 2001, the Company's Chairman, acting pursuant to Article 5, Section 8 of the Bylaws of the Company, filled vacancies resulting from the resignation of the four directors who resigned and an increase in the number of directors from five to six. On February 19, 2001, the Board of Directors met and increased the size of the Board from six to seven directors, and appointed an additional director to fill the vacancy. As of February 19, 2001, the Board consisted of Franklin W. Brooks, James E. Winner, Jr., Stephen Gurgovits, John F. Hornbostel, Jr., Adam Monks, Richard Florida and Karen Winner Hale. On March 19, 2001, Franklin W. Brooks resigned as President and a director of the Company. On March 23, 2001 Stephen Gurgovits resigned as a director. On April 19, 2001, Curtis Sliwa and Dewey R. Stokes accepted invitations to join the Company's Board of Directors. See "Proposal 1; Nominees and Directors; Change in Control".

                                  Proposal 1
                             ELECTION OF DIRECTORS

                            NOMINEES AND DIRECTORS
                            ----------------------

     Seven members of the Board, all of whom currently serve as directors of the Company, will be elected at the Annual Meeting. Directors elected at the Annual Meeting will serve until the next annual meeting of shareholders or until their successors are elected and qualified. The seven nominees receiving the greatest number of votes cast by the holders of the Common Stock entitled to vote at the Annual Meeting will be elected directors of the Company (assuming a quorum is present). The Company has no reason to believe that any nominee of the Board will be unable to serve if elected. A vote FOR the nominees includes discretionary authority to vote for a substitute nominee named by the Board if any of the nominees becomes unable or unwilling to serve.


     The following persons have been nominated by the Board for election to the Board of Directors:

     Name                        Age                Position
     ----                        ---                --------
     James E. Winner, Jr.         72       Chairman of the Board, President and
                                           Chief Executive Officer
     Karen Winner Hale            40       Director
     John F. Hornbostel, Jr.      61       Secretary, General Counsel, Director
     Adam Monks                   59       Director
     Richard Florida              43       Director
     Curtis Sliwa                 47       Director
     Dewey R. Stokes              60       Director


Business Experience.
-------------------

     James E. Winner, Jr.  Mr. Winner developed The Club(R) vehicle anti-theft
     -------------------
device, the original patented vehicle steering wheel lock and the No. 1 selling mechanical anti-theft device for cars and trucks worldwide. In 1986, he formed Winner International LLC ("Winner International") to market The Club(R) with the corporate mission to serve its customers and community with fairness and integrity and be the world leader in providing innovative quality, security and safety products. In 1996 Mr. Winner formed and became Chairman of Winner Holdings Company to oversee and maintain overall administration and operation of Winner International and other Winner businesses. Mr. Winner has been recognized for both his personal, as well as his professional achievements, receiving The Merrill Lynch and Ernst & Young "Entrepreneur of the Year" Award in 1992 and The Shenango Valley Pennsylvania Chamber of Commerce "Person of the Year" Award in 1994. He is the father of Karen Winner Hale.

     Karen Winner Hale.  Ms. Hale is the Chief Operating Officer of Winner
     -----------------
International, and is the Vice Chairman of Winner Holdings Company. She assisted in the founding of Winner International in 1986 and has held executive positions with that company since then. She serves on the boards of the Shenango Valley Foundation, The Winner Foundation and the Sharon Regional Health System, and is the past Chairperson of the Board of the Shenango Valley

Chamber of Commerce. Ms. Hale earned a M. B. A. degree from Youngstown State University in 1991. She is the daughter of James E. Winner, Jr.

     John F. Hornbostel, Jr.  Mr. Hornbostel has been the Vice President,
     ----------------------
General Counsel and Secretary of Winner International since 1993, and holds these positions with other Winner Companies. He was Vice President, General Counsel and Secretary of RMI Titanium Company from 1982 to 1993. He is a member of the American Corporate Counsel Association and received his J.D. degree from Fordham University School of Law.

     Adam Monks.  Mr. Monks has been President of ASM Associates, a financial
     ----------
and business consulting service, since 1997. He was Chairman of the Board and acting CEO of CELLect Bio, Inc., a research based cell/tissue engineering and biopharmaceutical company, from 1998 to 2001 and President and CFO of APEX Software Corporation from 1996 to 1999. From 1995 to 1996, he was Executive Vice President and Chief Financial Officer of American Eagle Outfitters. He was a senior partner with Ernst & Young LLP from 1966 until his retirement in 1995. He is currently a member of the board of directors of Nicholas Enterprises, Inc. and Pittsburgh BioMed Development Corporation.

     Richard Florida.  Mr. Florida serves as the H. John Heinz III Professor of
     ---------------
Regional Economic Development at Carnegie Mellon University since 1996. He received his Ph.D. from Columbia University in 1986 and joined the faculty of Carnegie Mellon University in 1987 after having been on the faculty at Ohio State University since 1985. Dr. Florida has been the recipient of numerous research grants, has published more than one hundred articles, is the author of five books and is currently writing a book entitled "Get Real: What's Really New
                                                     ---------------------------
About The Economy".
-----------------

     Curtis Sliwa - Mr. Sliwa since 1979, has been the founder and leader of The
     ------------
Guardian Angels, a non-profit, all-volunteer, crime-fighting organization with 28 chapters throughout the United States and Canada, as well as England, Italy,
Sweden and Japan.   Mr. Sliwa also spearheads countless public service programs, including food and clothing distribution for the needy and anti-drug speaker's bureaus. In 1994 Mr. Sliwa founded Cyberangels, the largest online safety and educational program in cyberspace. Mr. Sliwa has also authored several books on self-defense and safety, making his vision of community service and fighting crime a reality. In addition, since 1994, Mr. Sliwa has been a co-host of a New York talk radio program. Mr. Sliwa is also a frequent guest lecturer at colleges and universities and makes regular appearances on TV news-oriented programs.

     Dewey R. Stokes.  Mr. Stokes is currently in his second term of office as
     ---------------
Franklin County, Ohio Commissioner having joined the Board of Commissioners in 1991. A former Columbus, Ohio police officer for over 26 years, Commissioner Stokes has a long and proud history of public service. Commissioner Stokes served for eight years as the President of the nation's largest law enforcement officers' organization. In that capacity, he worked on law enforcement issues with Presidents Reagan and Bush and members of the U.S. Congress. In 1993, Commissioner Stokes received the America's Star Award from the U.S. Marshal's Association in recognition of his career in law enforcement and contributions to the law enforcement profession.

Information Concerning the Board of Directors.
---------------------------------------------

     During the year ended December 31, 2000 the Company's Board of Directors had one meeting and took action seven additional times by Unanimous Written Consent. Each member of the Board participated in each action of the Board.


Committees of the Board of Directors.
------------------------------------

     The Compensation Committee currently consists of Messrs. Monks and Florida, both of whom were appointed on March 27, 2001, and Mr. Stokes, who was appointed on April 19, 2001. The committee adopts and oversees the administration of compensation plans for senior management, determines awards granted senior management under such plans, approves remuneration arrangements for senior management and reviews the reasonableness of all such compensation. The prior Compensation Committee members did not meet during the 2000 fiscal year. The current Compensation Committee members have met twice during the year 2001.

     The Audit Committee, which currently consists of Messrs. Monks and Florida, both of whom were appointed on February 21, 2001, reviews the professional services provided by our independent auditors, the independence of our auditors from our management, our annual financial statements and our system of internal accounting controls. The Audit Committee also reviews other matters with respect to our accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Company's Board of Directors has adopted a written Charter of the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The members of the Audit Committee are all independent, as defined in the National Association of Securities Dealers' listing standards. The prior Audit Committee members did not meet during the 2000 fiscal year. The current Audit Committee members have met six times during the year 2001.


Audit Committee Report.
----------------------

     The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the system of internal controls.

     Management represented to the committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by auditing standards generally accepted in the United States.

     In addition, the committee has discussed with the independent auditors the auditor's independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     The committee also discussed with our independent auditors the overall scope and plans for their respective audit. The committee meets with the independent auditors with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of our financial reporting.

     In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company's Form 10-KSB, as amended, for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                    Submitted by the Audit Committee
                                    of the Board of Directors:

                                    /s/ Adam Monks
                                    /s/ Richard Florida


Change in Control.
-----------------

     On January 22, 2001, the Board of Directors met to consider a proposal put forth by James E. Winner, Jr. (the "Winner Proposal") to replace the four incumbent directors with a slate of directors presented by Mr. Winner. After considering various options, the directors unanimously agreed that it would be in the best interest of the shareholders to take the necessary actions to advance the Winner Proposal. In furtherance thereof, the board was reconstituted as set forth below.

     On January 22, 2001, the Chairman received resignation letters from directors James Stanton and Dennis DeConcini. On February 6, 2001, directors William Schmidt and Jeffrey Brooks resigned. On February 6, 2001, the Company's Chairman, acting in accordance with Article 5, Section 8 of the Bylaws of the Company, filled vacancies resulting from the resignation of the four incumbent directors and an increase in the number of directors from five to six. On February 19, 2001, the Board of Directors met and increased the size of the Board from six to seven directors, and appointed an additional director to fill the vacancy. As of February 19, 2001, the Board consisted of Franklin Brooks, James E. Winner, Jr., Stephen Gurgovits, John F. Hornbostel, Jr., Adam Monks, Richard Florida and Karen Winner Hale. On March 19, 2001, Franklin Brooks resigned as President and a director of the Company. On March 23, 2001 Stephen Gurgovits resigned as a director of the Company due to an increase of responsibilities in his other undertakings. On April 19, 2001, Curtis Sliwa and Dewey R. Stokes accepted invitations to join the Company's Board of Directors.

     No payments were made in order to effect the change in control of the Company's Board of Directors. To date, the new directors have received no compensation, including securities of the Company, in connection with the change in control. However, the Winner Proposal contemplates (i) the granting of options to purchase the Company's common stock to the incoming management team,
(ii) the granting of options to purchase the Company's Common Stock to certain members of the Company's former management, in consideration for their forfeiture of accrued salaries, (iii) the creation of a new stock option plan to reward key employees of the Company, and (iv) an amendment to the Company's Articles of Incorporation that would increase the number of shares the Company is authorized to issue.

Significant Employees and Family Relationships.
----------------------------------------------

     Karen Winner Hale is the daughter of James E. Winner, Jr.

Section 16(a) Beneficial Ownership Reporting Compliance.
-------------------------------------------------------

     Based solely upon a review of Forms 3, 4, and 5, and amendments thereto, furnished to the Company for the fiscal year ended December 31, 2000, the following officers and directors of the Company failed to file the following forms on a timely basis:

     None.


EXECUTIVE COMPENSATION
----------------------


Summary Compensation Table.
--------------------------

     The following table shows, for each of the three years ended December 31, 2000, the cash and other compensation paid by the Company to its Chief Executive Officer (no other executive officer of the Company received annual compensation in excess of $100,000).



                                                                                 Long Term
                                            Annual Compensation                  Compensation Awards
---------------------------------------------------------------------------------------------------------
                                       Salary      Bonus  Other Annual           Securities Underlying
Name                        Year       ($)         ($)    Compensation($)                Options
---------------------------------------------------------------------------------------------------------

Franklin W. Brooks(1)       2000(2)     $69,231     $0          $0
                            1999(3)     $55,127     $0          $0                       100,000 (4)
                            1998        $54,165     $0          $0

____________________________

(1) Mr. F. W. Brooks assumed the position of Chairman of the Board of Directors from February 1996 until February 2001, served as Chief Executive Officer of the Company from November 1996 to April 1997, assumed the positions of President from June 1998 until March 2001 and Chief Executive Officer from June 1998 until February 2001. On March 19, 2001 he resigned as President and as a director of the Company.

(2)  Does not include $30,769, which was accrued in 2000 and has not been paid.

(3)  Includes $11,538 that was accrued in 1999 and paid in 2000.

(4) Mr. F. W. Brooks was issued a stock option for 100,000 shares of common stock in December 1997. On November 2, 1999 the Board of Directors approved a reduction in the exercise price of that stock option, from $20.00 per share to $11.90 per share, the market closing price of the stock on that day.

Option/SAR Grants Table.
-----------------------

     The following table sets forth information with respect to the grant of options to purchase shares of Common Stock during the fiscal year ended December 31, 2000 to each person named in the Summary Compensation Table.

                Number of          % of Total Options
                Shares             Granted to           Exercise or
                Underlying         Employees in         Base Price   Expiration
Name            Options Granted    Fiscal Year          $/Share      Date
--------------------------------------------------------------------------------

Franklin Brooks        0           NA                   NA           NA


Aggregated Option Exercises and Fiscal Year-End Option Value Table.
------------------------------------------------------------------

     The following table sets forth information with respect to the exercise of options to purchase shares of Common Stock during the fiscal year ended December 31, 2000 by each person named in the Summary Compensation Table.


                                          Number of Shares              Values of Unexercised
                 Shares       ($)         Underlying Unexercised        In the Money Options
                 Acquired on  Value       Options At year End           at Year End (1)
Name             Exercise     Realized    Exercisable/Unexercisable   Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------------

Franklin Brooks      0           0               100,000/0                       $0/$0

_________________________
(1) Value based on the difference between the closing price of the Company's Common Stock on the NASDAQ SmallCap Market of $18.80 per share on December 29, 2000, and the exercise price of the options. By action of the Board of Directors on November 2, 1999, the exercise price has been lowered from $20.00 per share to $11.90 per share.

Report on Repricing of Options.
------------------------------

     Two options for a total of 10,000 shares had been previously granted to two consultants. In February 2000, in order to provide adequate incentive, the exercise price of both options was repriced from $25.00 per share to $12.50 per share, the market price at the time of repricing. These options expire on March 31, 2002.

     Two options for a total of 10,000 shares had been previously granted to two outside consultants. In December 1999, in order to provide adequate incentive, the exercise price of both options was repriced from $25.00 per share to $13.10 per share, the market price at the time of repricing. These options expire on December 31, 2001.

Director Compensation.
---------------------

     The Company granted stock options in the amount of 25,000 shares of Common Stock, exercisable at $20.00 per share, on October 23, 1997, to each of Mr. Dennis W. DeConcini and Mr. James W. Stanton in connection with their appointment as directors of the Company. The options vested over a three-year period. In November 1999, the exercise price of these options was repriced from $20.00 per share to $11.90 per share, the market price at the time of repricing. Prior to their resignations, James Stanton exercised a portion of his option for 4,000 shares and Dennis DeConcini exercised none of his options. They relinquished the balance of their unexercised options in February 2001.

     The Company's 1993 Stock Option Plan (the "Plan") provides for the grant of an option for 500 shares of Common Stock to each Director who is not otherwise employed (i) upon the adoption of the Plan, (ii) upon that Director's election to the Board of Directors, and (iii) upon election to the Board of Directors after all previously granted options have vested. These options are to be granted at fair market value, vest at a rate of 250 shares on June 1 and December 1 after the date of the grant, and are exercisable for ten years from the date of grant.


Employment and Consulting Agreements.
------------------------------------

     The Company is not a party to any written employment or consulting agreements with management. All employees serve at the discretion of the Board of Directors.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
--------------------------------------------------------------

     The following table sets forth certain information known to the Company regarding the beneficial ownership of shares of Common Stock as of ____________ 2001 by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors,
(iii) each of the Company's executive officers, and (iv) all executive officers and directors as a group. Unless otherwise indicated, each person has sole investment and voting power with respect to all shares shown as beneficially owned.


     Unless otherwise indicated the address of each beneficial owner is 32 West State Street, Sharon, Pennsylvania 16146.

                                        Amount and Nature of
Name and Address of Beneficial Owner    Beneficial Ownership    Percent of Class
--------------------------------------------------------------------------------

Franklin W. Brooks                      110,051(1)                      6.68%
 7689 Southeast Rivers Edge Street
Jupiter, Florida  33458

Hamdam Diamond Corporation              100,000(2)                      6.07%
5030 Anchor Way
Callows Bay Christiansted,
St. Croix 00820-4521

James E. Winner, Jr.                            0                          0

Karen Winner Hale                               0                          0

John F. Hornbostel, Jr.                         0                          0

Adam Monks                                      0                          0

Richard Florida                                 0                          0

Curtis Sliwa                                    0                          0

Dewey Stokes                                    0                          0

All Directors and Executive
Officers as a Group (7 people)                  0                          0

_____________________________
(1) Of these shares, 110,051 are held by Mr. Brooks and his wife as tenants in common. Includes option to purchase 100,000 shares of Common Stock.

(2) As reported by Hamdam Diamond Corporation on Schedule 13-D dated October 27, 1997 and by communication to the Hamdam Diamond Corporation verifying ownership as of July 29, 1999. Subsequent attempts to communicate with Hamdam Diamond Corporation as late as March 5, 2001 to verify ownership status have gone unanswered.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
----------------------------------------------

     None.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTOR NOMINEES.

                                  PROPOSAL 2
                   APPROVAL OF AMENDMENT TO THE ARTICLES OF
                     INCORPORATION TO INCREASE AUTHORIZED
                                 COMMON STOCK


     On August 29, 2001, the Board of Directors approved a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 3,000,000 shares to 500,000,000 shares, and directed that the proposal be submitted to the shareholders with the recommendation that the amendment be approved. The approval of Proposal 2 by the shareholders requires that the votes cast favoring Proposal 2 exceed the votes cast opposing Proposal 2.

     If Proposal 2 is approved by the shareholders of Saf T Lok Incorporated, the newly authorized shares of Common Stock will have voting and other rights identical to the currently authorized shares of Common Stock. The increase in authorized shares will have no immediate effect on the rights of existing shareholders. To the extent that the additional authorized shares are issued in the future, the existing shareholders' percentage ownership of the Company will decrease, and depending upon the price at which such shares are issued, could be dilutive to existing shareholders. The text of the proposed amendment is set forth in Appendix B attached to this Proxy Statement.


     Of the 3,000,000 currently authorized shares of Common Stock, 1,651,721 shares were issued and outstanding as of September 24, 2001. On that date, an aggregate of approximately 481,797 additional shares of Common Stock had been reserved for issuance as follows: (i) an aggregate of approximately 235,797 shares of Common Stock issuable in connection with outstanding options and warrants to purchase shares of Common Stock; (ii) an aggregate of approximately 26,500 shares of Common Stock issuable in connection with options granted or to be granted under the Company's stock option plan; and (iii) an aggregate of approximately 196,000 shares of Common Stock issuable upon conversion of the Company's outstanding 6% Convertible Debentures.


     The Board of Directors believes it is in the best interest of the Company and its shareholders to increase the Company's authorized capital. The increase is necessary to enable the Company to (i) raise working capital to fund business operations and (ii) attract strategic partners and/or candidates for a business combination who can provide an immediate revenue stream and/or proven expertise capable of increase sales revenues to a self-sustaining, profitable level. The Company has been in a repetitive cycle of capital raising efforts that have not enabled the Company to obtain the resources necessary to adequately implement a marketing program, resulting in continuing losses and going concern qualifications from its auditors. It is anticipated that strategic partners and business combination candidates will be engaged in the security and consumer products markets.

     The shares currently available are not sufficient to provide further significant equity funding or to carry out the Company's proposed partnership/combination strategy. Increasing the number of shares of Common Stock provides the Board of Directors with the means to sustain the Company as it seeks attractive partnership and/or business combination candidates who can contribute to an increase in shareholder value, and sends a message to those candidates that the Company's shareholders strongly support the Company's partnership and acquisition strategy for growth.


     The Board of Directors believes that this proposal is desirable so that, as the need may arise, the Company will have more financial flexibility and be able to issue shares of Common Stock, without the expense and delay of a special shareholders' meeting, in connection with future opportunities for expanding the business through investments or acquisitions, equity financing, management incentive and employee benefit plans, and for other purposes.

     If Proposal 2 is approved by the shareholders, a portion of the newly authorized shares will be used to fund the proposed Equity Compensation Plan being submitted to the shareholders for their ratification and approval. See "Proposal 3; Approval of Equity Compensation Plan". Otherwise, as of the date of this Proxy Statement, the Company has not identified any particular strategic partner or business combination candidate to whom it intends to issue currently authorized or additionally authorized shares, nor has it entered into any understandings or agreements for such purposes.

     If Proposal 2 is approved by the shareholders, authorized but unissued shares of the Company's Common Stock may be issued at such times, for such purposes and for such consideration as the Board of Directors may determine to be appropriate without further action by the Company's shareholders, except as otherwise required by applicable law, rules or regulations.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ADOPTION OF THE ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION.

                                   PROPOSAL 3
                      APPROVAL OF EQUITY COMPENSATION PLAN

The 1993 Employee Stock Option Plan.
-----------------------------------

     The Company established an Employee Stock Option Plan in 1993 (the "1993 Plan") under which 50,000 shares of the Company's Common Stock were reserved for issuance. A total of 41,750 options for shares of Common Stock have been issued under the 1993 Plan, of which 15,600 options for shares have been cancelled or expired, 23,500 options for shares have been exercised and 2,650 options for shares remain outstanding.

     Rather than amending the 1993 Plan, the Company's Board of Directors has determined that it is in the Company's best interests to adopt a new equity compensation plan (the "2001 Plan") to provide incentives to employees and other eligible participants. The approval of Proposal 3 by the shareholders requires that the votes cast favoring Proposal 3 exceed the votes cast opposing Proposal 3.


     The Company intends to grant options or other securities to members of management and Company directors to act as incentives for their continued services to the Company. However, the Board of Directors has not yet determined the terms and conditions of any particular award. If Proposal 3 is approved by shareholders, options or other securities may be awarded under the 2001 Plan without further action by or approval by the Company's shareholders.


The Stock Option Plan Generally.
-------------------------------

     The following description summarizes certain provisions of the 2001 Plan, however, it is not complete and, therefore, you should not rely solely on it for a detailed description of every aspect of the Plan. The full text of the Plan is attached as Appendix C. Each person receiving a Plan Option or Stock Award under the 2001 Plan should read the Plan in its entirety.


     On May 20, 2001, our Board of Directors adopted the 2001 Plan and now recommends that you approve it. As of September 24, 2001, no Plan Options had been granted and no Stock Grants have been awarded.


     The purpose of the 2001 Plan is to encourage stock ownership by our officers, directors, key employees and consultants, and to give such persons a greater personal interest in the success of our business and an added incentive to continue to advance and contribute to us. The 2001 Plan permits the grant of options ("Plan options") and the award of Shares of Common Stock ("Stock Grants"). Our Board of Directors, or a committee of the Board, will administer the 2001 Plan including, without limitation, the selection of the persons who will be awarded Stock Grants and granted Plan Options, the type of Plan Options to be granted, the number of shares subject to each Plan Option and the Plan Option exercise price.


     Plan Options may either be options qualifying as incentive stock options ("Incentive Options") under Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not so qualify ("Non-Qualified Options"). In addition, the 2001 Plan allows for the inclusion of a reload option provision ("Reload Option"), which permits an eligible person to pay the exercise price of the Plan Option with shares of common stock owned by the eligible person and receive a new Plan Option to purchase shares of common stock equal in number to the tendered shares. Any Incentive Option granted under the 2001 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any Incentive Option granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The term of each Plan Option and the manner in which it may be exercised is determined by the Board of Directors or the committee, provided that no Plan Option may be exercisable more than ten years after the date of its grant and, in the case of an Incentive Option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Eligibility.
-----------

     Our officers, directors, key employees and consultants are eligible to receive Stock Grants and Non-Qualified Options under the 2001 Plan ("Eligible Persons"). Only our employees are eligible to receive Incentive Options.


Administration.
--------------

     The 2001 Plan will be administered by our Board of Directors or an underlying committee (the "Committee"). The Board or the Committee determines from time to time those of our officers, directors, key employees and consultants to whom Stock Grants or Plan Options are to be granted, the terms and provisions of the respective option agreements and Stock Grants, the time or times at which such Plan Options shall be granted, the type of Plan Options to be granted, the dates such Plan Options become exercisable, the number of shares subject to each Plan Option, the purchase price of such shares and the form of payment of such purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof and of the related option agreements, are resolved by the Board or Committee.


Shares Subject to Awards.
------------------------

     Subject to shareholder approval of Proposal Two, we will reserve 5,000,000 of our authorized but unissued shares of Common Stock for issuance under the Plan, and a maximum of 5,000,000 shares may be issued, unless the 2001 Plan is subsequently amended (subject to adjustment in the event of certain changes in our capitalization), without further action by our Board of Directors and shareholders, as required. Subject to the limitation on the aggregate number of Shares issuable under the Plan, there is no maximum or minimum number of shares as to which a Stock Grant or Plan Option may be granted to any person. Shares used for Stock Grants and Plan Options may be authorized and unissued shares or shares reacquired by us, including shares purchased in the open market. Shares covered by Plan Options which terminate unexercised will again become available for grant as additional Plan Options, without decreasing the maximum number of shares issuable under the Plan, although such shares may also be used by us for other purposes.


     The 2001 Plan provides that, if our outstanding shares are increased, decreased, exchanged or otherwise adjusted due to a share dividend, forward or reverse share split, recapitalization, reorganization, merger, consolidation, combination or exchange of shares, an appropriate and proportionate adjustment shall be made in the number or kind of shares subject to the 2001 Plan or subject to unexercised Plan Options and in the purchase price per share under such Plan Options. Any adjustment, however, does not change the total purchase price payable for the shares subject to outstanding Plan Options. In the event of our proposed dissolution or liquidation, a proposed sale of all or substantially all of our assets, a merger or tender offer for our shares of common stock, the Board of Directors may declare that each Plan Option granted under the 2001 Plan shall terminate as of a date to be fixed by the Board of Directors; provided that not less than 30 days written notice of the date so fixed shall be given to each Eligible Person holding an Option, and each such Eligible Person shall have the right, during the period of 30 days preceding such termination, to exercise his or her Plan Option as to all or any part of the shares, including shares as to which such Plan Option would not otherwise be exercisable.


Terms of Exercise.
-----------------

     The 2001 Plan provides that the Plan Options granted thereunder shall be exercisable from time to time in whole or in part, unless otherwise specified by the Committee or by the Board of Directors.

     The 2001 Plan provides that, with respect to Incentive Stock Options, the aggregate fair market value (determined as of the time the option is granted) of the shares of Common Stock, with respect to which Incentive Stock Options are first exercisable by any option holder during any calendar year shall not exceed $100,000.


Exercise Price.
--------------

     The purchase price for shares subject to Incentive Stock Options must be at least 100% of the fair market value of our Common Stock on the date the option is granted, except that the purchase price must be at least 110% of the fair market value in the case of an Incentive Stock Option granted to a person who is a "10% shareholder." A "10% shareholder" is a person who owns (within the meaning of Section 422(b)(6) of the Internal Revenue Code of 1986) at the time the Incentive Stock Option is granted, shares possessing more than 10% of the total combined voting power of all classes of our outstanding shares. The 2001 Plan provides that fair market value shall be determined by the Board or the Committee in accordance with procedures, which it may from time to time establish. If the purchase price is paid with consideration other than cash, the Board or the Committee shall determine the fair value of such consideration to us in monetary terms.


     The exercise price of Non-Qualified Options shall be determined by the Board of Directors or the Committee but shall not be less than 75% of the fair market value (but in no event less than the par value) of one share of our Common Stock on the date the Option is granted.

     The per share purchase price of shares issuable upon exercise of a Plan Option may be adjusted in the event of certain changes in our capitalization, but no such adjustment shall change the total purchase price payable upon the exercise in full of Plan Options granted under the 2001 Plan.


Manner of Exercise.
------------------

     Plan Options are exercisable by delivery of written notice to us stating the number of shares with respect to which the Plan Option is being exercised, together with full payment of the purchase price therefor. Payment shall be in cash, checks, certified or bank cashier's checks, promissory notes secured by the shares issued through exercise of the related Options, shares of Common Stock or in such other form or combination of forms which shall be acceptable to the Board of Directors or the Committee, provided that any loan or guarantee by us of the purchase price may only be made upon resolution of the Board or Committee that such loan or guarantee is reasonably expected to benefit us.

Option Period.
-------------

     All Incentive Stock Options shall expire on or before the tenth anniversary of the date the option is granted except as limited above. However, in the case of Incentive Stock Options granted to an Eligible Person owning more than 10% of the common stock, these options will expire no later than five years after the date of the grant. Non-Qualified Options shall expire ten years and one day from the date of grant unless otherwise provided under the terms of the option grant.


Termination.
-----------

     All Plan Options are nonassignable and nontransferable, except by will or by the laws of descent and distribution, and during the lifetime of the optionee, may be exercised only by such optionee. If an optionee shall die (i) while our employee or (ii) within three months after termination of employment by us because of the optionee's disability, or retirement or otherwise, the optionee's Plan Options may be exercised, to the extent that the optionee shall have been entitled to do so on the date of his or her death or such termination of employment, by the person or persons to whom the optionee's right under the Plan Option pass by will or applicable law, or if no such person has such right, by his or her executors or administrators.


     In the event of termination of employment because of an optionee's death while an employee or because of disability, his or her Plan Options may be exercised not later than the expiration date specified in the Plan Option or one year after the optionee's death, whichever date is earlier, or in the event of termination of employment because of retirement or otherwise, not later than the expiration date specified in the Plan Option or one year after the optionee's death, whichever date is earlier.


     If an optionee's employment by us terminates because of his or her disability and such optionee has not died within the following three months, the optionee may exercise his or her Plan Options, to the extent that he or she shall have been entitled to do so at the date of the termination of employment, at any time, or from time to time, but not later than the expiration date specified in the Plan Option or one year after termination of employment, whichever date is earlier.


     If an optionee's employment shall terminate for any reason other than death or disability, the optionee may exercise the Plan Options to the same extent that the Plan Options were exercisable on the date of termination, for up to three months following such termination, or on or before the expiration date of the Plan Options, whichever occurs first. In the event that the optionee was not entitled to exercise the Plan Options at the date of termination or if the optionee does not exercise such Plan Options (which he or she was entitled to exercise) within the time specified herein, the Plan Options shall terminate.


     If an optionee's employment shall terminate for any reason other than death, disability or retirement, all right to exercise the optionee's Plan Option shall terminate not later than ninety days following the date of such termination of employment.


Modification and Termination of the Plan.
----------------------------------------

     The Board of Directors or Committee may amend, suspend or terminate the 2001 Plan at any time. However, no such action may prejudice the rights of any holder of a Stock Grant or optionee who has prior thereto been granted Plan Options. Further, no amendment to the 2001 Plan which has the effect of (a) increasing the aggregate number of shares subject to the Plan (except for adjustments due to changes in our capitalization), or (b) changing the definition of "Eligible Person" under this Plan, may be effective unless and until approved by our shareholders in the same manner as approval of the 2001 Plan is required. Any such termination of the 2001 Plan shall not affect the validity of any Stock Grants or Plan Options previously granted thereunder. Unless the 2001 Plan shall theretofore have been suspended or terminated by the Board of Directors, the 2001 Plan shall terminate on the day of the tenth anniversary of its effective date.


Federal Income Tax Effects.
--------------------------

     The following discussion applies to the 2001 Plan and is based on federal income tax laws and regulations in effect on April 30, 2001. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the 2001 Plan should consult with his own tax adviser.


     The 2001 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").


     An employee granted an Incentive Stock Option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of Common Stock received upon exercise of the Incentive Stock Option over the Plan Option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code. Upon disposition of stock acquired on exercise of an Incentive Stock Option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the Incentive Stock Option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the Incentive Stock Option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an Incentive Stock Option) without complying with both of these holding period requirements ("Disqualifying Disposition"), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the Incentive Stock Option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him to suit under Section 16(b) of the Securities Exchange Act of
1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short- term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the Incentive Stock Option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the Incentive Stock Option is exercised, it may be necessary for the employee to amend his return to eliminate the tax preference item previously reported). We are not entitled to a tax deduction upon either exercise of an Incentive Stock Option or disposition of stock acquired pursuant to such an exercise, except to the extent that the Plan Option holder recognized ordinary income in a Disqualifying Disposition.

     If the holder of an Incentive Stock Option pays the exercise price, in full or in part, with shares of previously acquired Common Stock, the exchange should not affect the Incentive Stock Option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the Incentive Stock Option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the Common Stock is issued to the employee upon exercise of the Incentive Stock Option. If an exercise is effected using shares previously acquired through the exercise of an Incentive Stock Option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.


     In respect to the holder of Non-Qualified Options, the option holder does not recognize taxable income on the date of the grant of the Non-Qualified Option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of Non-Qualified Options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.


     In connection with the issuance of Stock Grants as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Stock Grants received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the shareholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Stock Grant to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 and the Stock Grant, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Stock Grant received once the conditions to receipt of the Stock Grant are satisfied.

Restrictions Under Securities Laws.
----------------------------------

     The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater shareholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2001 EQUITY COMPENSATION PLAN

                                   PROPOSAL 4
     PROPOSAL TO RATIFY THE APPOINTMENT OF GOLDBERG WAGNER & JACOBS LLP AS
                      INDEPENDENT AUDITORS OF THE COMPANY

     At the Annual Meeting, shareholders will be requested to ratify the Board of Directors' engagement of Goldberg Wagner & Jacobs LLP for the fiscal year ending __________, 2001.


Fees to Auditors.
----------------

     Audit Fees: The aggregate fees, including expenses, billed by Goldberg Wagner & Jacobs LLP in connection with the audit of the Company's consolidated financial statements for the most recent fiscal year and for the review of the Company's financial information included in its Annual Report on Form 10-KSB and its quarterly reports on Form 10-QSB during the year 2000 was $113,119.


     All Other Fees: The aggregate fees, including expenses, billed for all other services rendered to the Company by Goldberg Wagner & Jacobs LLP during year 2000 was $58,763. These non-audit fees relate to corporate compliance, tax services, SEC consulting services and registration filing services performed for the Company.

General.
-------

     A representative of Goldberg Wagner & Jacobs LLP is expected to be present at the Annual Meeting, and if so, will be provided with an opportunity to make a statement if such representative desires to do so, and is expected to be available to respond to appropriate questions from shareholders.

     The approval of Proposal 4 by the shareholders requires that the votes cast favoring Proposal 4 exceed the votes cast opposing Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF GOLDBERG WAGNER & JACOBS LLP AS INDEPENDENT AUDITORS OF THE COMPANY.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company which are intended to be presented by such shareholders at the 2002 Annual Meeting must be received by the Company no later than _____________, 2002, in order to have them included in the proxy statement and form of proxy relating to that meeting.



                                 OTHER MATTERS

     Management is not aware of any other matters to be presented for action at the Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.


                              ACCOMPANYING REPORTS

     The Company's Annual Report on Form 10-KSB (without exhibits), including audited consolidated financial statements as at and for the years ended December 31, 2000 and 1999, and the Company's Quarterly Report on Form 10-QSB, including unaudited consolidated financial statements as at and for the three and nine months ended September 30, 2001, accompany this proxy statement.

                                  APPENDIX A


                            AUDIT COMMITTEE CHARTER

                            Saf T Lok Incorporated
                            ----------------------
                            Audit Committee Charter
                            -----------------------

                                                                   June 12, 2000

I.     Preamble

II.    Audit Committee Responsibility and Authority

III.   Audit Committee Membership and Function

IV.    Independent Auditor Oversight

V.     Internal Auditors

VI.    Audit Committee Report


I. Preamble:

       The Board of Directors of Saf T Lok Incorporated ("Company") has formed an audit committee to promote the financial transparency of the Company and to ensure the integrity of the Company's financial reporting processes and products. This charter is meant to identify the personnel and functions of the audit committee. These guidelines contemplate the involvement of the full Board of Directors.


II.  Audit Committee Responsibility and Authority:

       1. The audit committee is part of the Board of Directors of the Company. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to the annual financial information to be provided to shareholders and the Securities and Exchange Commission, the system of internal controls that management has established, and the internal and external audit process.

       2. Subject to prior approval of the Board, the audit committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the audit committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed with respect thereto as requested by members of the audit committee.

III.  Audit Committee Membership and Function:

   A.  Definitions:

       Independence: A member of the audit committee and an auditor, respectively, are independent if they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company, such as employment with the Company or an affiliate within five years; Company compensation other than fees for Board service or professional services rendered; family relationship with a Company officer or employee; or relationship to a business affiliate or partner of the Company.

       Financial Literacy: A member of the audit committee shall have financial literacy as signified by the ability to read and understand fundamental financial statements including the Company's balance sheet, income statement, and cash flow statement.

   B.  Prerequisites of Audit Committee Membership:

          1. The audit committee shall be composed solely of independent directors.

          2. The audit committee shall consist of a minimum of two directors (three if the Company can no longer qualify as a small business filer), each of whom is financially literate or becomes financially literate within a reasonable length of time after his or her appointment to the audit committee. It is desirable, although not mandatory, that at least one member of the audit committee shall have accounting or related financial management experience. The Board shall appoint one of the audit committee members to Chairman of the committee. At the direction of its chairman, the committee shall meet as often as necessary to properly meet its responsibilities.

   C.  Audit Committee Function:

          1. The Board and the audit committee have the ultimate authority and responsibility to select, oversee, evaluate, and, where appropriate, to replace the outside auditor (or to nominate the outside auditor to be proposed for shareholder approval in any proxy statement). Oversight responsibilities are described further in Sections IV and V below.

          2. The outside auditor is ultimately accountable to the board of directors and the audit committee as the representatives of the shareholders.


IV.  Independent Auditor Oversight:

   A.  Auditor Qualifications:

          1. The audit committee is responsible for ensuring its receipt from the outside auditors of a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Boards Standard 98-1.

          2. The audit committee is also responsible for actively engaging in a dialog with the auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and to take or recommend that the full Board take appropriate action to ensure the independence of the outside auditor.

          3. The audit committee shall also, with respect to the outside auditor:

               a. review the audit firm's proposed executive partner and auditing personnel background and experience;
               b. determine auditor firm's registration with the AICPA's SEC practice division and participation in the voluntary peer review professional practice programs;
               c. review auditor firm's litigation history and professional liability insurance.

B.  Auditor Engagement Letter:

          1. Auditor's engagement letter should define nature and scope of audit engagement and provide contract for professional services of the auditing firm.

C.  Annual Audit Planning and Supervision:

          1. Inquire regarding audit scope, timing and conduct.

          2. Ascertain that audit team has requisite industry and Company knowledge, appropriate ratio of staff assistants to supervisors, and supervisory review procedures.

          3. Confirm that auditor's written audit plan give sufficient consideration to:

               a.  financial disclosures
               b.  operational efficiency
               c.  Company compliance
               d.  Compliance with laws

D. Annual Audit Review: In connection with the annual audit, the audit committee shall:

          1. Ascertain any disagreements among audit personnel or between audit personnel and Company management.

          2. Review Company accounting policies and practices regarding:

               a.  revenue recognition
               b.  reserves
               c.  asset capitalization
               d.  extraordinary charges and write-offs

   3. Affirm that accounting policies are consistent with industry practices, that correct requirements are reflected in accounting policies, and the accounting policies are consistent with a fair presentation of the financial statement in conformity with generally accepted accounting principles.

E.  Quarterly Review:

   1. Prior to the time that the Company files its Quarterly Report on Form 10-Q(SB), the auditor will conduct an SAS 71 Interim Financial Review.

   2. Prior to the filing of the Form 10-Q(SB) and prior to the public announcement of the Company's quarterly results, the auditor will discuss with the audit committee, or at least its chairman, and a representative of financial management, in person or by telephone conference call, the matters described in AU Section 380, Communications with Audit Committee, including significant adjustments, significant new accounting policies, and disagreements with management.

F.  Annual Report:  The audit committee shall:

   1. Review Company's annual report to evaluate whether it contains a fair and meaningful presentation of financial statements, footnotes, and supplementary information.

   2. Affirm that the annual report discusses changes in Company reporting or accounting practices such as departures from generally accepted accounting principles, exceptions to consistent application of accounting principles, etc.

   3. Review disclosures and ensure that practices are fully and fairly disclosed.

   4. Affirm appropriate use of "safe harbor" disclosure if report contains forward-looking information.

   5. Prepare for the annual report to shareholders, for inclusion in the Company's annual filing on Form 10-K(SB), a letter to shareholders stating whether, with respect to the prior fiscal year:

          a. management has reviewed the audited financial statements with the audit committee, including a discussion of the quality of the accounting principles as applied and significant judgments affecting the Company's financial statements;
          b. the outside auditors have discussed with the audit committee the outside auditor's judgments of the quality of those principles as applied;
          c. the members have discussed among themselves, without management or the outside auditors present, the information disclosed to the audit committee described in (a) and (b) above;

          d. the audit committee, in reliance on the review and discussions conducted with management and the outside auditors believe that the Company's financial statements are fairly represented in conformity with Generally Accepted Accounting Principles (GAAP) in all material respects.

G.  Additional Matters for Review: The audit committee shall also:

     1. Review outside counsel's letter regarding litigation, claims, and assessments and review accounting treatment concerning contingency losses and effect on financial statement.

     2. Confer with outside auditor or counsel to ascertain Company's compliance regarding:

               a.  securities statutes;
               b.  antitrust laws;
               c.  income tax laws;
               d.  labor laws;
               e.  industry regulation.

     3. Ascertain the existence of and review any material non-arm's length transactions.


V.  Internal Auditors:

   A.  Audit Staff Qualifications:  The audit committee shall:

          1.  Review background of internal auditing director candidates.

          2.  Appoint internal audit director.

          3. Confer with outside auditor regarding competence of internal audit director.


   B.  Audit Function:  The audit committee shall:

          1.  Review internal audit plan.

          2.  Review internal audit reporting responsibilities.

   C.  Internal Audit Review:

          1. Review internal audit staff work to insure proper planning, supervision, and review.

          2. Review reports regarding compliance audits, operational audits, and financial audits.

          3. Review reports on internal accounting and administrative controls to determine objectivity of recommendations.

          4.  Ascertain implementation of prior years' audit recommendations.

          5.  Ascertain any management disagreements with internal auditors.

          6. Review audit staff relationship and interaction with other departments and outside auditors.


VI. Audit Committee report:

   A. Annual Report: The audit committee shall report at least annually to the Board setting forth:

          1.  The audit committee's function and responsibilities.

          2. A chronological review of the audit committee's activities, particularly auditing and accounting cycle activities.

          3. A summary of the audit committee's recommendations, particularly with respect to the selection of the independent auditing firm and review of the independent auditor's report.

          4.  Attach critical audit reports and management letters.

   B.  Committee Charter:  The audit committee shall:

          1. At least annually, affirm in the proxy statement the existence of an audit committee charter and compliance with the charter.

          2. At least annually, review charter for any necessary revisions and refer all revisions to the Board.

          3. At least triennially, attach audit committee charter to the annual proxy statement.

                                  APPENDIX B


                         FORM OF ARTICLES OF AMENDMENT
                             ARTICLES OF AMENDMENT
                       TO THE ARTICLES OF INCORPORATION
                                      OF
                            SAF T LOK INCORPORATED

        Pursuant to Section 607.1006 of the Business Corporation Act of the State of Florida, the undersigned, being the Secretary of SAF T LOK INCORPORATED, a Florida corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Business Corporation Act of the State of Florida bearing Document #L01153 does hereby certify:

        The Board of Directors and majority of the Shareholders approve the amendment to the Corporation's Articles of Incorporation as follows:

        Article IV of the Corporation's Articles of Incorporation, as amended and restated, shall be deleted in its entirety and replaced with the following:

                                  ARTICLE IV
                                 CAPITAL STOCK
                                 -------------

        The maximum number of shares that this Corporation shall be authorized to issue and have outstanding at any one time shall be five hundred million (500,000,000) shares of Common Stock, par value $.01 per share.

        1. The foregoing amendment was adopted by Written Consent by the Board of Directors on August 29, 2001, pursuant to Section 607.0821 of the Florida Business Corporation Act.

        2. An annual meeting of the Shareholders of the Corporation was held on _______________, at which the foregoing amendment was submitted to the Corporation's Shareholders and adopted by holders of a majority of the outstanding voting power of the Corporation pursuant to Section 607.0701 of the Florida Business Corporation Act. Therefore, the number of votes cast for the amendment to the Corporation's Articles of Incorporation was sufficient for approval.


        IN WITNESS WHEREOF, said Corporation has caused this Amendment to be signed in its name by its Secretary this ___ day of ________________.


                         ___________________________________
                         John F. Hornbostel, Jr., Secretary

                                  APPENDIX C


                           EQUITY COMPENSATION PLAN

                            SAF T LOK INCORPORATED

                         2001 EQUITY COMPENSATION PLAN

                               Table of Contents
                               -----------------

                                                         Page
                                                         ----

1.   Administration                                       1

2.   Grants                                               2

3.   Shares Subject to the Plan                           2

4.   Eligibility for Participation                        3

5.   Granting of Options                                  3

6.   Restricted Stock Grants                              7

7.   Withholding of Taxes                                 9

8.   Transferability of Grants                            9

9.   Reorganization of the Company                       10

10.  Limitations on Issuance or Transfer of Shares       11

11.  Amendment and Termination of the Plan               11

12.  Funding of the Plan                                 12

13.  Rights of Participants                              12

14.  No Fractional Shares                                12

15.  Headings                                            12

16.  Effective Date of the Plan                          12

17.  Miscellaneous                                       12

                            SAF TO LOK INCORPORATED
                         2001 EQUITY COMPENSATION PLAN

     The purpose of the Saf T Lok Incorporated 2001 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of Saf T Lok Incorporated (the "Company") and its subsidiaries, (ii) certain Key Advisors (as defined in Section 4(a)) who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options and restricted stock. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's shareholders, and will align the economic interests of the participants with those of the shareholders.

     1.   Administration.
          --------------

          (a)  Committee. The Plan shall be administered and interpreted by the
               ---------
Board of Directors or a committee appointed by the Board (the Board of Directors in such capacity or any committee appointed by the Board of Directors is referred to hereafter as the "Committee"). The Committee as appointed by the Board shall consist of two or more persons appointed by the Board, all of whom may or may not be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations and may be "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          (b)  Committee Authority. The Committee shall have the sole authority
               -------------------
to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

          (c)  Committee Determinations. The Committee shall have full power and
               ------------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.  Grants. Awards under the Plan may consist of grants of incentive stock
         ------
options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options" and, together with Incentive Stock Options, "Options"), and restricted stock as described in Section 6 ("Restricted Stock") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument. In the event there is an inconsistency between the terms of the Grant Instrument and the terms of the Plan, the terms of the Plan shall govern. The Committee shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

     3.   Shares Subject to the Plan
          --------------------------

          (a)  Shares Authorized. Subject to the adjustment specified below, the
               -----------------
aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 5,000,000 shares. The maximum aggregate number of shares of Company Stock that shall be subject to Grants made under the Plan to any individual during any calendar year shall be as determined by the Committee ("Award Limit"). The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any shares of Restricted Stock are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan. However, to the extent
Section 162(m) of the Code requires, such shares continue to be counted against the Award Limit.

          (b)  Adjustments. If there is any change in the number or kind of
               -----------
shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share or the applicable market value of such Grants shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     With respect to Options which are granted to participants, the compensation of whom could be subject to limitation under Section 162(m) of the Code and which are intended to qualify as performance-based compensation under Section 162(m)(4)(C), no adjustment or action described in this Section 3(b) or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the option to fail to qualify under Section 162(m)(4)(C), or any successor provisions thereto. Furthermore, no adjustment or action shall be authorized to the extent the adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Option or other award is not to comply with such exemptive conditions. The number of shares of Company Stock subject to any Option shall always be rounded to the next whole number.

     4.   Eligibility for Participation.
          -----------------------------

          (a)  Eligible Persons. All employees of the Company and its
               ----------------
subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Key advisors and consultants who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

          (b)  Selection of Grantees. The Committee shall select the Employees,
               ---------------------
Non-Employee Directors and Key Advisors to receive Grants and shall determine the number of shares of Company Stock subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Grants under this Plan shall hereinafter be referred to as "Grantees."

     5.   Granting of Options.
          -------------------

          (a)  Number of Shares. The Committee shall determine the number of
               ----------------
shares of Company Stock that will be subject to each Grant of Options to Employees, Non-Employee Directors and Key Advisors.

          (b)  Type of Option and Price.
               ------------------------

               (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended to so qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

               (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted, provided, however, that (A) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted; (B) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant; (C) in the case of an option intended to qualify as performance based compensation (as described n Section 162(m)(4)(c) of the Code), the Exercise Price shall not be less than 100% of the Fair Market Value of Company Stock on the date of grant; and (D) in the case of Nonqualified Stock Options granted to non-employee directors, the Exercise Price shall equal 100% of the Fair Market Value of Company Stock on the date of grant.

               (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

          (c)  Option Term. The Committee shall determine the term of each
               -----------
Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

          (d)  Vesting and Exercisability of Options. Options shall vest and
               -------------------------------------
become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the vesting and/or exercisability of any or all outstanding Options at any time for any reason. Options may, at the discretion of the Committee, be exercised prior to vesting, provided that the optionee grants the Company a right to repurchase any unvested shares at the exercise price upon termination of the optionee's service to the Company.

          (e)  Termination of Employment, Disability or Death.
               -----------------------------------------------

               (i) Except as provided below, an Option may only be exercised while the Grantee is employed by or otherwise providing service to the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by the Company for any reason other than a "disability", or "termination for cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within ninety days after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in a Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date (unless specified to the contrary in a Grant Instrument).

               (ii) In the event the Grantee ceases to be employed by the Company on account of a "termination for cause" by the Company, any Option held by the Grantee shall terminate on the date on which the Grantee ceases to be employed by the Company. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date.

               (iii) In the event the Grantee ceases to be employed by the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in a Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date (unless specified to the contrary in a Grant Instrument).

               (iv) If the Grantee dies while employed by the Company or within 90 days after the date on which the Grantee ceases to be employed on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified in a Grant Instrument), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by the Company (or within such other period of time as may be specified in a Grant Instrument), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by the Company shall terminate as of such date (unless specified to the contrary in a Grant Instrument).

               (v)  For purposes of Sections 5(e) and 6:

                    (A) "Company," when used in the phrase "employed by the Company," shall mean the Company and its parent and subsidiary corporations.

                    (B) "Employed by the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and satisfying conditions with respect to Restricted Stock, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                    (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code or otherwise as defined in an employment consultant or other agreement between the Company and the Grantee.

                    (D) "Termination for cause" shall mean, except to the extent specified otherwise by the Committee or otherwise as defined in an employment, consultant or other agreement between the Company and the Grantee, a finding by the Committee that the Grantee has breached his or her employment, service, noncompetition, nonsolicitation or other similar contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. A Grant Instrument may provide that in the event a Grantee's employment is terminated for cause, in addition to the immediate termination of all Grants, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option, upon refund by the Company of the Exercise Price paid by the Grantee for such shares, and any option gain realized by the Grantee from exercising all or a portion of an Option within the two-year period prior to the event shall be paid by the Grantee to the Company.

          (f)  Exercise of Options. A Grantee may exercise an Option that has
               -------------------
become exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (i) in cash, (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee for the period necessary to avoid a charge to the Company's earnings for financial reporting purposes (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (iii) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 7) at the time of exercise.

          (g)  Limits on Incentive Stock Options. Each Incentive Stock Option
               ---------------------------------
shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

     6.   Restricted Stock Grants. The Committee may issue or transfer shares of
          -----------------------
Company Stock to an Employee or Key Advisor under a Grant of Restricted Stock, upon such terms as the Committee deems appropriate. The following provisions are applicable to Restricted Stock:

          (a)  General Requirements. Shares of Company Stock issued or
               --------------------
transferred pursuant to Restricted Stock Grants may be issued or transferred for consideration or for no consideration, as determined by the Committee. The Committee may establish conditions under which restrictions on shares of Restricted Stock shall lapse over a period of time or according to such other criteria as the Committee deems appropriate. The period of time during which the Restricted Stock will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

          (b)  Number of Shares. The Committee shall determine the number of
               ----------------
shares of Company Stock to be issued or transferred pursuant to a Restricted Stock Grant and the restrictions applicable to such shares.

          (c)  Requirement of Employment. If the Grantee ceases to be employed
               -------------------------
by the Company (as defined in Section 5(e)) during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

          (d)  Restrictions on Transfer and Legend on Stock Certificate. During
               --------------------------------------------------------
the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Restricted Stock except to a Successor Grantee under Section 8(a). Each certificate for a share of Restricted Stock shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for shares of Restricted Stock until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Restricted Stock until all restrictions on such shares have lapsed.

          (e)  Right to Vote and to Receive Dividends. Unless the Committee
               --------------------------------------
determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Restricted Stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

          (f)  Lapse of Restrictions. All restrictions imposed on Restricted
               ---------------------
Stock shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Restricted Stock Grants, that the restrictions shall lapse without regard to any Restriction Period.

          (g)  Performance Based Compensation. The Committee may grant
               ------------------------------
Restricted Stock to an employee covered under Section 162(m) of the Code that vests upon the attainment of performance targets for the Company which are related to one or more of the following performance goals: (i) pre-tax income,
(ii) operating income, (iii) cash flow, (iv) earnings per share, (v) return on equity, (vi) return on invested capital or assets and (vii) cost reductions or savings. To the extent necessary to comply with the performance-based compensation requirements of Section 162(m)(4)(c) of the Code, with respect to Restricted Stock which may be granted to one or more employees covered under
Section 162(m) of the Code, no later than ninety days following the commencement of any fiscal year in question or any other designated fiscal period, the Committee shall, in writing, (i) designate the employees covered under Section 162(m) of the Code, (ii) select the performance goal or goals applicable to the fiscal year or other designated fiscal period, (iii) establish the various targets and bonus amounts which may be earned for such fiscal year or other designated fiscal period and
(iv) specify the relationship between performance goals and targets and the amounts to be earned by each Section 162(m) participant for such fiscal year or other designed fiscal period. Following the completion of each fiscal year or other designated fiscal period, the Committee shall certify in writing whether the applicable performance target has been achieved for such fiscal year or other designated fiscal period. In determining the amount earned by a Section 162(m) participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designed fiscal period.

     7.   Withholding of Taxes
          --------------------

          (a)  Required Withholding. All Grants under the Plan shall be subject
               --------------------
to applicable federal (including FICA), state and local tax withholding requirements. The Company shall have the right to deduct from all Grants paid in cash, or from other wages paid to the Grantee, any federal, state or local taxes required by law to be withheld with respect to such Grants. In the case of Options and other Grants paid in Company Stock, the Company may require the Grantee or other person receiving such shares to pay to the Company the amount of any such taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

          (b)  Election to Withhold Shares. If the Committee so permits, a
               ---------------------------
Grantee may elect to satisfy the Company's income tax withholding obligation with respect to an Option or Restricted Stock paid in Company Stock by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     8.   Transferability of Grants
          -------------------------

          (a)  Nontransferability of Grants. Except as provided below, only the
               ----------------------------
Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Grants other than Incentive Stock Options, and then only if and to the extent permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

          (b)  Transfer of Nonqualified Stock Options. Notwithstanding the
               --------------------------------------
foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     9.   Reorganization of the Company.
          -----------------------------

          (a)  Reorganization. As used herein, a "Change of Control" shall be
               --------------
deemed to have occurred upon the consummation of any of the following transactions: (i) any merger or consolidation of the Company or other transaction (other than sales of equity by the Company for the purpose of raising cash for its own account) where the shareholders of the Company immediately prior to such transaction will not beneficially own immediately after such transaction shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

          (b)  Assumption of Grants. Upon a Change of Control where the Company
               --------------------
is not the surviving corporation (or survives only as a subsidiary of another corporation), the Company shall provide that either (i) all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving corporation, (ii) the Company or the surviving company shall pay to each Grantee an amount equal to the product of (y) the number of Options then vested and exercisable, multiplied by (z) the Fair Market Value per share less the Exercise Price per Option, or (iii) the Committee may, in its sole discretion, accelerate the vesting of some or all of the Grants.

          (c)  Notice and Acceleration. Upon a Change of Control, the Company
               -----------------------
shall provide each Grantee who has outstanding Grants with written notice of such Change of Control. The Committee may, in its sole discretion, provide in a Grant Instrument that upon a Change of Control (i) all outstanding Options shall automatically accelerate and become fully exercisable, and (ii) the restrictions and conditions on all outstanding Restricted Stock shall immediately lapse. If the Committee does not provide such terms in the Grant Instrument, a Change of Control will not impact a Grant.

     10.  Limitations on Issuance or Transfer of Shares. No Company Stock shall
          ---------------------------------------------
be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     11.  Amendment and Termination of the Plan
          -------------------------------------

          (a)  Amendment. The Board may amend or terminate the Plan at any time;
               ---------
provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code.

          (b)  Termination of Plan. The Plan shall terminate on the day
               -------------------
immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

          (c)  Termination and Amendment of Outstanding Grants. A termination or
               -----------------------------------------------
amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended in accordance with the Plan or, may be amended by agreement of the Company and the Grantee consistent with the Plan.

          (d)  Governing Document. The Plan shall be the controlling document.
               ------------------
No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     12.  Funding of the Plan. This Plan shall be unfunded. The Company shall
          -------------------
not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

     13.  Rights of Participants. Nothing in this Plan shall entitle any
          ----------------------
Employee, Key Advisor or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     14.  No Fractional Shares. No fractional shares of Company Stock shall be
          --------------------
issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     15.  Headings. Section headings are for reference only. In the event of a
          --------
conflict between a title and the content of a Section, the content of the Section shall control.

     16.  Effective Date of the Plan.
          --------------------------

          (a)  Effective Date. Subject to the approval of the Company's
               --------------
shareholders (which, for purposes of granting Incentive Stock Options must be obtained within one year from the effective date of this Plan), the Plan shall be effective on May 20, 2001.

          (b)  Public Offering. The provisions of the Plan that refer to a
               ---------------
Public Offering, or that refer to, or are applicable to persons subject to, section 16 of the Exchange Act or section 162(m) of the Code, shall be effective for so long as such stock is so registered.

     17.  Miscellaneous
          -------------

          (a)  Grants in Connection with Corporate Transactions and Otherwise.
               --------------------------------------------------------------
Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

          (b)  Loans. The Committee may, in its discretion, extend a loan in
               -----
connection with the exercise or receipt of a grant under this Plan. The terms and conditions of any such loan shall be set by the Committee.

          (c)  Compliance with Law. The Plan, the exercise of Options and the
               -------------------
obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

          (d)  Governing Law. The validity, construction, interpretation and
               -------------
effect of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania, without regard to conflicts of laws principles.


Dated as of May 20, 2001.

                            SAF T LOK INCORPORATED

                      2001 ANNUAL MEETING OF SHAREHOLDERS

                               ________________


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                            SAF T LOK INCORPORATED

     The undersigned hereby appoints James E. Winner, Jr. proxy with power of substitution and hereby authorizes him to represent and to vote, as designated below, all of the shares of common stock of Saf T Lok Incorporated held of record by the undersigned on ____________, 2001 at the 2001 Annual Meeting of Shareholders to be held at the Radisson Hotel Sharon, Route 18 and Interstate 80, West Middlesex, Pennsylvania 16159, on ________, ________________ at 1:00
p.m., local time, and at all adjournments thereof, with all powers the undersigned would possess if personally present. In his or her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.


1.   Election of Directors

     Nominees: James E. Winner, Jr., Karen Winner Hale, John F. Hornbostel, Jr., Adam Monks, Richard Florida, Curtis Sliwa, and Dewey R. Stokes.

     [ ] FOR all nominees    [ ] WITHHOLD AUTHORITY   [ ] FOR all nominees,
                                                          except as noted below:

                                              Nominee exception(s)

2. Proposal to amend Saf T Lok Incorporated's Articles of Incorporation to increase the number of authorized shares of common stock from 3,000,000 shares to 500,000,000 shares.

     [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

3. Proposal to ratify the adoption of Saf T Lok Incorporated's 2001 Equity Compensation Plan.

     [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN

4. Proposal to ratify the appointment of Goldberg Wagner & Jacobs LLP as independent auditors of Saf T Lok Incorporated for the fiscal year ending _________________ to serve at the pleasure of the Board of Directors.


     [ ] FOR                 [ ] AGAINST              [ ] ABSTAIN


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 THROUGH 4.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF 2001 ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH.

DATED: __________

                                  (Signature)

                                  (Signature if jointly held)

                                  (Printed name(s))

Please sign exactly as name appears herein. When shares are held by Joint Tenants, both should sign, and for signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If held by a corporation, please sign in the full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership name by an authorized person.

                 PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                     IN THE ENCLOSED ENVELOPE.  THANK YOU.